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                                                                    EXHIBIT 3.19




                          CERTIFICATE OF INCORPORATION

                                       of

                          JAMBOREE IN THE HILLS, INC.


         The undersigned incorporator, in order to form a corporation under the General Corporation Law of the State of Delaware, certifies as follows:

         1.      Name.  The name of the corporation is Jamboree In The Hills,
Inc.

         2. Address; Registered Agent. The address of the Corporation's registered office is 32 Loockerman Square, Suite L-100, City of Dover 19901, County of Kent, State of Delaware; and its registered agent at such address is The Prentice-Hall Corporation System, Inc.

         3. Purposes. The nature of the business and purposes to be conducted or promoted by the Corporation are to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. Number of Shares. The total number of shares of stock which the Corporation shall have authority to issue is: one thousand (1,000), all of which shall be shares of Common Stock of the par value of one cent ($.01) each.

         5. Name and Address of Incorporator. The name and mailing address of the incorporator are: Heather L. Short, Osborn Communications Corporation, 405 Lexington Avenue 54th Floor, New York, N.Y. 10174.

         6. Election of Directors. Members of the Board of Directors may be elected either by written ballot or by voice vote.

         7. Adoption, Amendment and/or Repeal of By-Laws. The Board of Directors may from time to time (after adoption by the undersigned of the original by-laws of the Corporation) make,
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alter or repeal the by-laws of the Corporation; provided, that any by-laws made, amended or repealed by the Board of Directors may be amended or repealed, and any by-laws may be made, by the stockholders of the Corporation.

         IN WITNESS WHEREOF, this Certificate has been signed on this 11th day of March, 1991.


                                        /s/ Heather L. Short
                                        ---------------------------------------
                                        Heather L. Short, Incorporator





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